Exhibit 99.1

Box Reports Fiscal First Quarter 2025 Financial Results

Revenue of $265 Million, up 5% Year-Over-Year, up 8% in Constant Currency, Exceeds Guidance

GAAP Operating Margin of 6.8% and Non-GAAP Operating Margin of 26.6%, Exceeds Guidance

GAAP Net Income Per Share of $0.08 and Non-GAAP Net Income Per Share of $0.39, Exceeds Guidance

Cash From Operations of $131 Million, Up 5% Year-Over-Year

Non-GAAP Free Cash Flow of $123 Million, Up 14% Year-Over-Year

REDWOOD CITY, Calif. – May 28, 2024 – Box, Inc. (NYSE:BOX), the leading Content Cloud, today announced preliminary financial results for the first quarter of fiscal year 2025, which ended April 30, 2024.

“With the power of AI, the role of unstructured data in enterprises has exploded and the Box Intelligent Content Cloud is in a prime position to help companies fully tap into the value of their content,” said Aaron Levie, co-founder and CEO of Box. “As we continue to execute on our innovative roadmap with the launch of Box Hubs and Box AI for Hubs, we are addressing some of the most significant challenges that our customers face in harnessing the power of AI and content.”

“We are pleased to have delivered Q1 revenue growth of 5% year-over-year, or 8% in constant currency. Continued focus on operational discipline resulted in Q1 operating margin and EPS both strongly above our guidance, record non-GAAP gross margin of 80%, and free cash flow growth of 14% year-over-year,” said Dylan Smith, co-founder and CFO of Box. “We remain focused on delivering revenue growth while maintaining our commitment to continued cost savings and driving operating margin expansion.”

Fiscal First Quarter Financial Highlights

•
Revenue for the first quarter of fiscal 2025 was a record $264.7 million, a 5% increase from revenue for the first quarter of fiscal 2024 of $251.9 million, or 8% growth on a constant currency basis.
•
Remaining performance obligations (“RPO”) as of April 30, 2024 were $1.212 billion, a 3% increase from RPO as of April 30, 2023 of $1.179 billion, or 8% growth on a constant currency basis.
•
Billings for the first quarter of fiscal 2025 were $190.5 million, a 1% decrease from billings for the first quarter of fiscal 2024 of $191.9 million, or 5% growth on a constant currency basis.
•
GAAP gross profit for the first quarter of fiscal 2025 was a record $206.4 million, or 78.0% of revenue. This compares to a GAAP gross profit of $190.2 million, or 75.5% of revenue, in the first quarter of fiscal 2024.
•
Non-GAAP gross profit for the first quarter of fiscal 2025 was a record $212.2 million, or 80.2% of revenue. This compares to a non-GAAP gross profit of $196.2 million, or 77.9% of revenue, in the first quarter of fiscal 2024.
•
GAAP operating income in the first quarter of fiscal 2025 was a record $18.0 million, or 6.8% of revenue. This compares to a GAAP operating income of $8.3 million, or 3.3% of revenue, in the first quarter of fiscal 2024.
•
Non-GAAP operating income in the first quarter of fiscal 2025 was a record $70.4 million, or 26.6% of revenue. This compares to a non-GAAP operating income of $57.4 million, or 22.8% of revenue, in the first quarter of fiscal 2024.
•
GAAP diluted net income per share attributable to common stockholders in the first quarter of fiscal 2025 was $0.08 on 148.8 million weighted-average shares outstanding. This compares to GAAP diluted net income per share attributable to common stockholders of $0.02 in the first quarter of fiscal 2024 on 150.4 million weighted-average shares outstanding. GAAP net income per share attributable to common stockholders in the first quarter of fiscal 2025 includes a negative impact of $0.04 year-over-year from unfavorable foreign exchange rates.
•
Non-GAAP diluted net income per share attributable to common stockholders in the first quarter of fiscal 2025 was $0.39. This compares to non-GAAP diluted net income per share attributable to common stockholders of $0.32 in the first quarter of fiscal 2024. Non-GAAP net income per share attributable to common stockholders in the first quarter of fiscal 2025 includes a negative impact of $0.04 year-over-year from unfavorable foreign exchange rates.
•
Net cash provided by operating activities in the first quarter of fiscal 2025 was a record $131.2 million, a 5% increase from net cash provided by operating activities of $124.9 million in the first quarter of fiscal 2024.
•
Non-GAAP free cash flow in the first quarter of fiscal 2025 was a record $123.2 million, a 14% increase from non-GAAP free cash flow of $108.2 million in the first quarter of fiscal 2024.

Growth on a constant currency basis and impact from foreign exchange is determined by comparing current period reported results with the current results calculated using the equivalent rates in the prior period.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Recent Business Highlights

•
Delivered wins or expansions with leading organizations across a variety of industries and geographies, including Alcon Vision and Alnylam Pharmaceuticals (Life Sciences); Axiom Space (Aerospace); Clyde & Co (Professional Services); ABN AMRO Bank N.V., EverBank and Pan-American Service Company (Financial Services); Idaho National Laboratory and U.S. Army Civilian Human Resources Agency (Public Sector); JTB Corp. (Hospitality); Seiko Group Corporation (Manufacturing); and Skydance Media (Media and Entertainment).
•
Announced the Box Hubs public beta — a new way to surface trusted content to users faster. Box Hubs is a new intelligent portal solution that makes content curation and publishing simple, no matter the file type or folder.
•
Introduced Box AI for Hubs in public beta. With Box AI built right into enterprise portals, teams can unlock the value stored across vast amounts of enterprise data. Hubs users can get answers to critical questions across multiple, curated documents; automatically summarize vast amounts of information; compare specific files; and create new content based on Hub content.
•
Announced a collaboration between NVIDIA NIM and Box AI to help provide businesses with a reliable and flexible platform for supercharging production AI.
•
Announced Box for Oracle NetSuite v3 which now includes the ability to send signature requests directly within the NetSuite UI. The NetSuite integration embeds Box directly into NetSuite records.
•
Hosted the Box Content Cloud Summit, where Box executives and customers from leading organizations discussed the latest Box innovations, including Box AI, Hubs, and Sign.
•
Recognized by Great Place to Work® and Fortune® magazine as one of the 100 Best Companies to Work For. Box earned the #18 spot on the list for 2024.
•
Announced the appointment of Steve Murphy, CEO of Epicor Software, to the Board of Directors. Murphy was selected to serve on Box’s Board of Directors because of his extensive career in the software industry, track record of operational excellence in leadership roles, and expertise in the content management market.

Outlook

As a reminder, approximately one third of Box’s revenue is generated outside of the U.S., of which approximately 60% is in Japanese Yen. The following guidance includes the expected impact of FX headwinds, assuming present foreign currency exchange rates. Due to the strengthening of the U.S. dollar versus the Yen since we last provided guidance, we now expect FX to be a 250 basis point headwind to full fiscal year 2025 revenue growth, 80 basis points higher than our previous expectations. For full fiscal year 2025 GAAP and non-GAAP operating margin, we now expect FX to be a headwind of 160 basis points, nearly 50 basis points higher than our previous expectations.

Additionally, as we have become consistently profitable in our international business, in the fourth quarter of fiscal year 2024 we released the valuation allowance against our deferred tax assets in the United Kingdom. Accordingly, in fiscal year 2025 we are recognizing deferred tax expense in the United Kingdom. This non-cash expense is reflected in our GAAP and non-GAAP diluted net income per share guidance for the second quarter of fiscal year 2025 and full fiscal year 2025.

Q2 FY25 Guidance

•
Revenue is expected to be in the range of $268 million to $270 million, up 3% year-over-year at the high-end of the range, or 6% growth on a constant currency basis.
•
GAAP operating margin is expected to be approximately 6.0%, and non-GAAP operating margin is expected to be approximately 27%.

•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.06 to $0.07. GAAP EPS guidance includes an expected negative impact of $0.04 from unfavorable exchange rates and $0.01 from the recognition of deferred tax expenses in international countries.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.40 to $0.41. Non-GAAP EPS guidance includes an expected negative impact of $0.04 from unfavorable exchange rates and $0.01 from the recognition of deferred tax expenses in international countries.
•
Weighted-average diluted shares outstanding are expected to be approximately 148 million.

Full Year FY25 Guidance

•
Revenue is expected to be in the range of $1.075 billion to $1.08 billion, up 4% year-over-year at the high-end of the range, or 7% growth on a constant currency basis. On a constant currency basis, this represents a $3 million increase from our previous guidance.
•
GAAP operating margin is expected to be approximately 6.5%, and non-GAAP operating margin is expected to be approximately 27%.
•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.20 to $0.24. FY25 GAAP EPS guidance includes an expected negative impact of $0.15 from unfavorable exchange rates and $0.05 from the recognition of deferred tax expenses in international countries.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $1.54 to $1.58. FY25 non-GAAP EPS guidance includes an expected negative impact of $0.15 from unfavorable exchange rates and $0.05 from the recognition of deferred tax expenses in international countries.
•
Weighted-average diluted shares outstanding are expected to be approximately 150 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income per share and operating margin guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at https://www.boxinvestorrelations.com for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://events.q4inc.com/attendee/868960574 at which time registrants will receive dial-in information as well as a conference ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-770-2030 (toll-free), conference ID: 23531

+ 1-609-800-9909 (U.S. toll), conference ID: 23531

+ 1-647-362-9199 (Canada toll), conference ID: 23531

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain X accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these X accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these X accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding its growth and profitability, the size of its market opportunity, its investments in go-to-market programs, the demand for its products, the potential of AI and its impact on Box, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, the impact of macroeconomic conditions on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its revenue growth rate plus free cash flow margin in fiscal year 2025 and beyond, its long-term financial targets, its ability to maintain profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margin, GAAP and non-GAAP net income per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income per share, weighted-average outstanding share count expectations for Box’s fiscal second quarter and full fiscal year 2025 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the Hamas-Israel and Russia-Ukraine conflicts, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2024. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended April 30, 2024.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K filed for the fiscal year ended January 31, 2024. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.boxinvestorrelations.com. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders, billings, remaining performance obligations, non-GAAP free cash flow and free cash flow margin. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit and non-GAAP gross margin. Box defines non-GAAP gross profit as GAAP gross profit excluding expenses related to stock-based compensation (“SBC”) included in cost of revenue, intangible assets amortization, and as applicable, other special items. Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Box also excludes expenses associated with a non-recurring workforce reorganization from non-GAAP gross profit as they are considered by management to be special items outside of Box’s core operating results.

Non-GAAP operating income and non-GAAP operating margin. Box defines non-GAAP operating income as operating income excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism (2) expenses related to certain litigation, (3) expenses associated with a non-recurring workforce reorganization, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions.

Non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders. Box defines non-GAAP net income attributable to common stockholders as GAAP net income attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, amortization of debt issuance costs, the income tax benefit from the release of a valuation allowance on deferred tax assets, undistributed earnings attributable to preferred stockholders, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income per share attributable to common stockholders as non-GAAP net income attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract or a significant penalty that is due upon cancellation. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Non-GAAP free cash flow and free cash flow margin. Box defines non-GAAP free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Free cash flow margin is calculated as non-GAAP free cash flow divided by revenue. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leading Content Cloud, a single platform that enables organizations to fuel collaboration, manage the entire content lifecycle, secure critical content, and transform business workflows with enterprise AI. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	April 30,	January 31,
	2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$449,507	$383,742
Short-term investments	116,616	96,948
Accounts receivable, net	143,053	281,487
Deferred commissions	43,922	45,817
Other current assets	35,575	34,186
Total current assets	788,673	842,180
Operating lease right-of-use assets, net	92,762	99,354
Goodwill	76,416	76,750
Deferred commissions, non-current	59,426	63,541
Deferred tax assets	72,161	75,665
Other long-term assets	86,659	83,673
Total assets	$1,176,097	$1,241,163
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$51,316	$52,737
Accrued compensation and benefits	21,590	36,872
Operating lease liabilities	25,529	26,812
Deferred revenue	493,003	562,859
Total current liabilities	591,438	679,280
Debt, net, non-current	371,323	370,822
Operating lease liabilities, non-current	88,318	94,165
Other long-term liabilities	30,307	35,863
Total liabilities	1,081,386	1,180,130
Series A convertible preferred stock	492,585	492,095
Stockholders’ deficit:
Common stock	15	14
Additional paid-in capital	803,449	785,374
Accumulated other comprehensive loss	(11,796)	(9,686)
Accumulated deficit	(1,189,542)	(1,206,764)
Total stockholders’ deficit	(397,874)	(431,062)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,176,097	$1,241,163

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	April 30,
	2024	2023
Revenue	$264,658	$251,898
Cost of revenue (1)	58,252	61,651
Gross profit	206,406	190,247
Operating expenses:
Research and development (1)	62,673	62,518
Sales and marketing (1)	92,673	86,210
General and administrative (1)	33,053	33,184
Total operating expenses	188,399	181,912
Income from operations	18,007	8,335
Interest and other income, net	3,858	2,318
Income before provision for income taxes	21,865	10,653
Provision for income taxes	4,643	2,303
Net income	$17,222	$8,350
Accretion and dividend on series A convertible preferred stock	(4,240)	(4,224)
Undistributed earnings attributable to preferred stockholders	(1,469)	(470)
Net income attributable to common stockholders	$11,513	$3,656
Net income per share attributable to common stockholders
Basic	$0.08	$0.03
Diluted	$0.08	$0.02
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	145,299	144,739
Diluted	148,757	150,436

(1) Includes stock-based compensation expense as follows:
	Three Months Ended
	April 30,
	2024	2023
Cost of revenue	$4,621	$4,485
Research and development	17,819	17,002
Sales and marketing	17,783	15,318
General and administrative	10,939	10,472
Total stock-based compensation	$51,162	$47,277

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	April 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,222	$8,350
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,688	12,906
Stock-based compensation expense	51,162	47,277
Amortization of deferred commissions	13,360	13,748
Deferred income taxes	2,502	120
Other	(1,685)	320
Changes in operating assets and liabilities:
Accounts receivable, net	135,565	129,805
Deferred commissions	(7,850)	(8,113)
Operating lease right-of-use assets, net	8,536	11,086
Other assets	(1,666)	(1,939)
Accounts payable, accrued expenses and other liabilities	(16,186)	(20,864)
Operating lease liabilities	(8,937)	(13,065)
Deferred revenue	(65,507)	(54,701)
Net cash provided by operating activities	131,204	124,930
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(47,489)	(35,438)
Maturities of short-term investments	24,896	33,000
Sales of short-term investments	3,567	—
Purchases of property and equipment	(1,276)	(2,952)
Proceeds from sales of property and equipment	2,696	631
Capitalized internal-use software costs	(5,564)	(3,833)
Other	—	(190)
Net cash used in investing activities	(23,170)	(8,782)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	(32,134)	(42,371)
Payments of dividends to preferred stockholders	(3,750)	(3,693)
Proceeds from exercise of stock options	9,637	760
Proceeds from issuances of common stock under employee stock purchase plan	15,677	16,045
Employee payroll taxes paid for net settlement of stock awards	(21,309)	(20,576)
Principal payments of finance lease liabilities	(2,141)	(9,881)
Other	(1,675)	(1,205)
Net cash used in financing activities	(35,695)	(60,921)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6,211)	(2,051)
Net increase in cash, cash equivalents, and restricted cash	66,128	53,176
Cash, cash equivalents, and restricted cash, beginning of period	384,257	429,040
Cash, cash equivalents, and restricted cash, end of period	$450,385	$482,216

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended
	April 30,
	2024	2023
GAAP gross profit	$206,406	$190,247
Stock-based compensation	4,621	4,485
Acquired intangible assets amortization	1,152	1,452
Non-GAAP gross profit	$212,179	$196,184

GAAP gross margin	78.0%	75.5%
Stock-based compensation	1.8	1.8
Acquired intangible assets amortization	0.4	0.6
Non-GAAP gross margin	80.2%	77.9%

GAAP operating income	$18,007	$8,335
Stock-based compensation	51,162	47,277
Acquired intangible assets amortization	1,152	1,452
Expenses related to litigation	79	292
Non-GAAP operating income	$70,400	$57,356

GAAP operating margin	6.8%	3.3%
Stock-based compensation	19.3	18.8
Acquired intangible assets amortization	0.5	0.6
Expenses related to litigation	—	0.1
Non-GAAP operating margin	26.6%	22.8%

GAAP net income attributable to common stockholders	$11,513	$3,656
Stock-based compensation	51,162	47,277
Acquired intangible assets amortization	1,152	1,452
Expenses related to litigation	79	292
Amortization of debt issuance costs	476	474
Undistributed earnings attributable to preferred stockholders	(5,982)	(5,632)
Non-GAAP net income attributable to common stockholders	$58,400	$47,519

GAAP net income per share attributable to common stockholders, diluted	$0.08	$0.02
Stock-based compensation	0.34	0.32
Acquired intangible assets amortization	0.01	0.01
Expenses related to litigation	—	—
Amortization of debt issuance costs	—	—
Undistributed earnings attributable to preferred stockholders	(0.04)	(0.03)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.39	$0.32
Weighted-average shares used to compute net income per share attributable to common stockholders, diluted	148,757	150,436

GAAP net cash provided by operating activities	$131,204	$124,930
Proceeds from sales of property and equipment, net of purchases	1,420	(2,321)
Principal payments of finance lease liabilities	(2,141)	(9,881)
Capitalized internal-use software costs	(7,239)	(4,480)
Non-GAAP free cash flow	$123,244	$108,248
GAAP net cash used in investing activities	$(23,170)	$(8,782)
GAAP net cash used in financing activities	$(35,695)	$(60,921)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended
	April 30,
	2024	2023
GAAP revenue	$264,658	$251,898
Deferred revenue, end of period	513,572	507,385
Less: deferred revenue, beginning of period	(586,871)	(566,630)
Contract assets, beginning of period	2,452	1,900
Less: contract assets, end of period	(3,345)	(2,642)
Billings	$190,466	$191,911

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	July 31, 2024			January 31, 2025
GAAP net income per share attributable to common stockholders range, diluted	$0.06	-	$0.07	$0.20	-	$0.24
Stock-based compensation	0.37		0.37	1.45		1.45
Acquired intangible asset amortization	0.01		0.01	0.03		0.03
Acquisition-related expenses	—		—	0.01		0.01
Expenses related to litigation	—		—	0.01		0.01
Amortization of debt issuance costs	—		—	0.01		0.01
Undistributed earnings attributable to preferred stockholders	(0.04)		(0.04)	(0.17)		(0.17)
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.40	-	$0.41	$1.54	-	$1.58

Weighted-average shares, diluted			148,500			150,000

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	July 31, 2024	January 31, 2025
GAAP operating margin	6.0%	6.5%
Stock-based compensation	20.5	20.0
Acquired intangible assets amortization	0.5	0.5
Non-GAAP operating margin	27.0%	27.0%